Exhibit 24.5

CERTIFICATE

I, Martin S. Wagner, Assistant Secretary of Xerox Corporation, a New York Corporation (the “Company”), DO HEREBY CERTIFY that Exhibit A is a true and correct copy of the Action By Unanimous Written Consent, duly adopted by the Board of Directors of Intelligent Electronics, Inc., a wholly-owned subsidiary of the Company on November 26th, 2002, and that such Action By Unanimous Written Consent has not been modified, rescinded or revoked and is at present in full force and effect.

IN WITNESS HEREOF, the undersigned has executed this Certificate and affixed the corporate seal of the Company hereto this 24th day of July, 2003

/S/ MARTIN S. WAGNER
By:	Martin S. Wagner
Title:	Assistant Secretary

ACTION BY UNANIMOUS WRITTEN CONSENT

OF

THE BOARD OF DIRECTORS

OF

INTELLIGENT ELECTRONICS, INC.

The undersigned, being all of the members of the Board of Directors of Intelligent Electronics, Inc., a Pennsylvania corporation (the “Company”), acting pursuant to Section 1727(b) of the Business Corporation Law of the Commonwealth of Pennsylvania, hereby adopt, by this written consent, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Board of Directors of the Company and direct that this written consent be filed with the minutes of the proceedings of the Board of Directors of the Company:

RESOLVED, that each of the Chairman of the Board, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant Controller, any Assistant Treasurer and any Assistant Secretary of the Company (each a “proper officer”) be, and each of them individually hereby is, authorized, in the name and on behalf of the Company, to register the Company’s unconditional guarantee (the “Guarantee”) of the senior notes (the “Exchange Notes”) to be issued by Xerox Corporation (“Xerox”) in an exchange offer (the “Exchange Offer”) with substantially identical terms to the 9 ¾% Senior Notes due 2009 of Xerox (the “Old Notes”) pursuant to a registration statement on Form S-4 filed under the Securities Act of 1933, as amended (the “Securities Act”).

RESOLVED: that each proper officer, with the assistance of the Company’s and Xerox’s accountants and legal counsel, is hereby authorized to prepare, execute and file, in electronic or paper form, with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 and any and all amendments, and such exhibits, supplements and schedules relating thereto, including post-effective amendments, under the Securities Act and the Securities and Exchange Act of 1934, as amended, for the purpose of registering the Guarantee (collectively, the “Registration Statement”), as any such proper officer, on advice of counsel, shall deem advisable.

RESOLVED: that each proper officer, with the assistance of the Company’s and Xerox’s counsel, is hereby authorized to from time to time for and on behalf of the Company execute and deliver, file, record and register all such agreements, certificates, instruments and other documents and take all such other actions as any proper officer may determine to be necessary or advisable to obtain such orders, consents, approvals, licenses and authorizations, or to maintain such orders, consents, approvals, licenses and authorizations, with any domestic or foreign governmental or regulatory authority, including, without limitation, the SEC, as such officer may determine to be advisable in connection with the registration of the Guarantee and the Exchange Offer and/or the execution and delivery of any agreements or any certificates, instruments and documents relating thereto, the performance of obligations thereunder and the consummation of the transactions contemplated thereby.

RESOLVED: that each proper officer is hereby authorized to take such actions and execute and deliver such documents (including but not limited to one or more listing applications and any amendments or supplements thereto) on behalf of the Company or otherwise as such officer shall determine to be advisable, in connection with the listing of the Exchange Notes (including the Guarantee) on The New York Stock Exchange, Inc., the London Stock Exchange, the Paris Bourse, the Luxembourg Stock Exchange and/or such other exchange or exchanges, domestic and/or foreign, as any proper officer shall determine to be advisable, the taking of any such action and the execution and delivery of any such documents to be conclusive evidence of such determination.

RESOLVED: that Martin S. Wagner, Assistant Secretary of Xerox Corporation, or such other person as the proper officers may from time to time appoint, including themselves, be and hereby is appointed and designated as the person duly authorized on behalf of the Company to receive communications and notices from the SEC and as agent for service with respect to the Registration Statement.

RESOLVED: that each officer and director of the Company who may be required to execute the Registration Statement or any amendment thereto (whether on behalf of the Company or as an officer or director thereof) be and hereby is authorized to execute a power of attorney appointing A. M. Mulcahy, L. A. Zimmerman, M. S. Wagner and D. H. Marshall, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) the Registration Statement and any and all amendments thereto, and any and all documents in connection therewith, and to file the same, in electronic or paper form, with the SEC, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer and director might or could do in person.

RESOLVED: that each proper officer be and hereby is authorized to do or cause to be done all such acts and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, amendments, documents, instruments and certificates, in the name and on behalf of the Company or otherwise, as any proper officer may determine to be necessary or advisable to effectuate the transactions contemplated in the preceding resolutions and to perform the Company’s obligations under the Guarantee, the Exchange Offer, the Exchange Notes, the Old Notes, and the other agreements and documents entered into pursuant thereto, the doing of such acts or things and the making, execution and delivery of any such agreements, amendments, documents, instruments or certificates to be conclusive evidence of such determination.

General Authorization

RESOLVED, that all actions previously taken by any officer or director of the Company in connection with the matters referred to in the foregoing resolutions are hereby approved, adopted, ratified and confirmed in all respects; and further

RESOLVED, that any person dealing with any officer or officers of the Company in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of such officer and by his or her execution of any document or agreement, the same shall be a valid and binding obligation of the Company enforceable in accordance with its terms.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Company, have executed this written consent as of this 26th day of November, 2002.

/S/ THOMAS J. DOLAN

Thomas J. Dolan